Exhibit 99.1

DIGITAL LIFESTYLES GROUP APPOINTS LLOYD CLARK

AS VICE PRESIDENT/GENERAL MANAGER OF NORTHGATE OPERATIONS

-Former Celestica executive to lead Northgate operations

-Brings extensive experience running global business and manufacturing operations

Austin, Texas -- November 10, 2004 -- Digital Lifestyles Group, Inc. (OTCBB: DLFG), a developer, manufacturer and distributor of innovative personal computers, notebooks, accessories and software, today announced that Lloyd B. Clark has been appointed as the Company's Vice President/General Manager of Northgate Operations. Mr. Clark will have responsibility for the operations relating to the Company's Northgate line of desktop and notebook computers for consumer, business and education customers. Mr. Clark's experience includes senior operations roles with Celestica, Flextronics International/Dovatron and NCR/Teradata Corporation.

"We're excited to add Lloyd to the management team," said Kent A. Savage, Digital Lifestyle Group's chief executive officer. "He brings extensive experience running business and manufacturing operations for world class organizations."

Mr. Clark assumes the responsibilities of Richard Shyu, who has resigned as President, Northgate Operations. Mr. Savage has been named as President of the Company in addition to his positions as Chairman and Chief Executive Officer.

About Digital Lifestyles Group, Inc.

Digital Lifestyles Group, Inc. designs, manufactures and markets digital lifestyle products, including software, personal computers, accessories and entertainment and communication solutions. Our products include hip-e, the first digital lifestyle platform for teens, and the Northgate line of desktop and notebook computers for consumer, business and education customers. We sell our products through our online stores (www.hip-e.com, www.northgate.com), direct sales force, third-party resellers and retail stores. More information about Digital Lifestyles Group is available at www.dig-life.com.

Forward-looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to significant risks and uncertainties. Although Digital Lifestyles Group, Inc. believes that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that such expectations or any of the forward-looking statements will prove to be correct, and future results may differ materially from those discussed in this press release. Important information regarding the factors that may affect our future performance is included in our public reports that we file with the Securities and Exchange Commission. We disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, change in expectations, conditions or circumstances, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by us or any other person that the events or circumstances described in such statement are material.

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